UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 27, 2014

BOLDFACE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1945 Euclid Street Santa Monica, CA		90404
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 450-4501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On March 31, 2014 (the “Closing Date”), BOLDFACE Group, Inc., a Nevada corporation (the “Company”), completed a private offering (the “Offering”) with Hillair Capital Investments L.P. (the “Investor”) of the Company’s securities for total gross proceeds of $1,000,000.  The securities were sold pursuant to the Securities Purchase Agreement, dated March 27, 2014, entered into by and between the Company and the Investor (the “Agreement”) and consisted of (i) 8% original issue discount senior secured convertible promissory debentures due August 1, 2015 in the principal amount of $1,120,000 (the “Debentures”) and (ii) warrants to purchase approximately 34.6 million shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), which are exercisable at $0.035 per share (each a “Warrant” and collectively, the “Warrants”).  The net proceeds of the Offering will be used for general working capital.  The Agreement contains certain customary representations, warranties and covenants.

The Debentures were issued with principal amount equal to 112% of the gross proceeds and are convertible into shares of Common Stock at any time prior to maturity at $0.029 per share (the “Conversion Price”), subject to certain conversion limitations set forth in the Debentures.  The Company shall pay interest to the holder on the aggregate unconverted and then outstanding principal amount of the Debenture at the rate of 8% per annum, payable quarterly on February 1, May 1, August 1 and November 1, beginning on February 1, 2015.

Interest is payable in cash or at the Company’s option in shares of Common Stock, provided certain conditions are met, based on a share value equal to the lesser of (a) 90% of the average of the volume weighted average price (the “VWAP”) for the 20 consecutive trading days prior to the applicable interest payment date and (b) 100% of the average of the VWAP for the 20 consecutive trading days prior to the applicable interest payment date less $0.01.

On each of February 1, 2015, May 1, 2015 and August 1, 2015, the Company is obligated to redeem the principal amount of the Debentures equal to (a) $280,000 on February 1, 2015 and May 1, 2015, and (b) $560,000 on August 1, 2015, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder in respect of the Debentures (collectively, the “Periodic Redemption Amount”).  In lieu of a cash redemption and subject to the Company meeting certain equity conditions described in the Debentures, the Company may elect to pay the Periodic Redemption Amount in shares based on a conversion price equal to the lesser of (a) $0.029 per share, subject to adjustments upon certain events, and (b) 90% of the average of the VWAP for the 20 consecutive trading days prior to the applicable redemption date.

If any Event of Default (as defined in the Debentures) occurs, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Debentures contain customary affirmative and negative covenants.  The Conversion Price is subject to “full ratchet” and other customary anti-dilution protections.  The Warrants are exercisable for a period of five years and are subject to “full ratchet” and other customary anti-dilution protections.

All of the securities issued in connection with the Offering are “restricted securities,” and as such are subject to all applicable restrictions on transfer specified by federal and state securities laws.

As collateral security for all of the Company’s obligations under the Agreement and related documents executed in connection with the Offering, the Company and BOLDFACE Licensing + Branding, a Nevada corporation and the Company’s wholly-owned subsidiary (“BLB”), granted the Investor a security interest in all of the Company’s and BLB’s assets pursuant to the terms of the Security Agreement, dated as of March 27, 2014  (the “Security Agreement”).  To further secure the Company’s obligations, BLB also executed a Guarantee, dated as of March 27, 2014 (the “Guarantee”), pursuant to which BLB agreed to guaranty the Company’s obligations owed to the Investor.

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In connection with closing of the Offering, effective as of March 31, 2014, the Company and the investors who purchased the Company’s (i) secured convertible debentures due November 1, 2014 in the aggregate principal amount of $1,337,143 and warrants to purchase up to 19,663,873 shares of Common Stock pursuant to a Securities Purchase Agreement, dated June 20, 2013 and (ii) original issue discount secured convertible debentures due March 1, 2015 in the aggregate principal amount of $616,000 and warrants to purchase up to 9,058,824 shares of Common Stock pursuant to a Securities Purchase Agreement dated August 29, 2013 (the “2013 Convertible Notes”) agreed to exchange such securities for 3,906 shares of the Company’s 8% Series A Convertible Preferred Stock, pursuant to the Securities Exchange Agreement, dated as of March 27, 2014 (“Exchange Agreement”) by and among Boldface Group, Inc., a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages thereto. Additionally, effective as of March 31, 2014, the Company and 50.1% of the holders of the 2013 Convertible Notes cancelled the June 20, 2013 and August 29, 2013 Security Agreement and Subsidiary Guarantee.

All of the foregoing securities were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder and involved transactions by an issuer not involving any public offering.  This Current Report on Form 8-K (this “Current Report”) does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The foregoing description of the Debentures, the Warrants, the Agreement, the Security Agreement, the Exchange Agreement and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report and are incorporated herein by reference.

On April 2, 2014, the Company issued a press release regarding the completion of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1, which is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 9.01             Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION
4.1	Form of 8% Original Issue Discount Senior Secured Convertible Debenture Issued on March 31, 2014*
4.2	Form of Warrants Issued on March 31, 2014*
10.1	Form of Securities Purchase Agreement, dated As Of March 27, 2014, by and between the Company And the Investor*
10.2	Form of Security Agreement, dated as of March 27, 2014, by and among the Company, BLB and the Investor*
10.3	Guarantee, dated as of March 27, 2014, issued by BLB in favor of the Investor*
10.4	Securities Exchange Agreement, dated as of March 27, 2014, by and among Boldface Group, Inc. and the persons identified as “Holders” on the signature pages thereto*
99.1	Press Release, Dated April 2, 2014**

*  FILED HEREWITH
** FURNISHED HEREWITH

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Boldface Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

/s/ Ashumi Shippee
Ashumi Shippee
Chief Financial Officer

Dated: April 2, 2014

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